Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces third quarter results for fiscal year 2023

EPS exceeds, sales in line with guidance; continuing strong cash generation

SCHAFFHAUSEN, Switzerland – July 26, 2023 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 30, 2023.

Third Quarter Highlights

●	Net sales were $4 billion, in line with guidance, with year-over-year growth in the Transportation and Industrial segments offsetting an expected decline in Communications.
●	GAAP diluted earnings per share (EPS) from continuing operations were $1.67, and adjusted EPS were $1.77, both exceeding guidance.
●	Order levels were $4 billion, reflecting stability across all segments.
●	Cash flow from operating activities of $779 million and strong free cash flow of $614 million in the quarter, with approximately $1.2 billion returned to shareholders year to date
●	Published Connecting Our World report, highlighting commitments to the Science Based Targets initiative

“We delivered earnings above guidance, along with year-over-year sales growth in our Transportation and Industrial segments, as we continue to benefit from the strategic positioning of our portfolio around key growth and sustainability trends. Our leading global position in electric vehicles once again allowed us to deliver a strong performance in Transportation, and we continued to capitalize on growth momentum in renewable energy applications as well as ongoing market recovery in commercial air and medical in our Industrial segment,” said TE Connectivity CEO Terrence Curtin. “While our Communications segment declined as expected, we are excited about our increased design win momentum in AI applications, where our high-speed connectivity solutions will drive future growth.

“Our year-to-date free cash flow is up over 40 percent year over year, demonstrating our strong business model. We are delivering on our commitment to expand margins in the second half, reinforced by our third quarter performance and fourth quarter guidance. We remain confident that we are well positioned for long-term profitable growth, as our customers depend on our technology to advance important trends including e-mobility, renewable energy, factory automation and artificial intelligence.”

Fourth Quarter FY23 Outlook

For the fourth quarter of fiscal 2023, the company expects net sales of approximately $4 billion. GAAP EPS from continuing operations are expected to be approximately $1.63, with adjusted EPS of approximately $1.75.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (888) 330-3417 and for international callers, the dial-in number is (646) 960-0804.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on July 26, 2023.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With more than 85,000 employees, including over 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict between Russia and Ukraine resulting from Russia’s invasion of Ukraine or escalating tensions in surrounding countries; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept 30, 2022, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 30,	June 24,	June 30,	June 24,
	2023	2022	2023	2022

	(in millions, except per share data)
Net sales	$3,998	$4,097	$11,999	$11,922
Cost of sales	2,699	2,769	8,229	8,027
Gross margin	1,299	1,328	3,770	3,895
Selling, general, and administrative expenses	431	393	1,258	1,172
Research, development, and engineering expenses	176	179	534	539
Acquisition and integration costs	9	11	26	29
Restructuring and other charges, net	53	26	283	59
Operating income	630	719	1,669	2,096
Interest income	18	3	39	9
Interest expense	(20)	(18)	(61)	(48)
Other income (expense), net	(4)	4	(13)	24
Income from continuing operations before income taxes	624	708	1,634	2,081
Income tax expense	(96)	(116)	(283)	(362)
Income from continuing operations	528	592	1,351	1,719
Income from discontinued operations, net of income taxes	—	2	7	1
Net income	$528	$594	$1,358	$1,720

Basic earnings per share:
Income from continuing operations	$1.68	$1.84	$4.28	$5.31
Income from discontinued operations	—	0.01	0.02	—
Net income	1.68	1.84	4.30	5.31

Diluted earnings per share:
Income from continuing operations	$1.67	$1.83	$4.25	$5.26
Income from discontinued operations	—	0.01	0.02	—
Net income	1.67	1.83	4.27	5.26

Weighted-average number of shares outstanding:
Basic	315	322	316	324
Diluted	317	324	318	327

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	September 30,
	2023	2022

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,131	$1,088
Accounts receivable, net of allowance for doubtful accounts of $42 and $45, respectively	2,998	2,865
Inventories	2,801	2,676
Prepaid expenses and other current assets	719	639
Total current assets	7,649	7,268
Property, plant, and equipment, net	3,781	3,567
Goodwill	5,528	5,258
Intangible assets, net	1,242	1,288
Deferred income taxes	2,680	2,498
Other assets	821	903
Total assets	$21,701	$20,782
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$291	$914
Accounts payable	1,616	1,593
Accrued and other current liabilities	2,351	2,125
Total current liabilities	4,258	4,632
Long-term debt	3,915	3,292
Long-term pension and postretirement liabilities	735	695
Deferred income taxes	211	244
Income taxes	335	304
Other liabilities	791	718
Total liabilities	10,245	9,885
Commitments and contingencies
Redeemable noncontrolling interests	107	95
Shareholders' equity:
Common shares, CHF 0.57 par value, 322,470,281 shares authorized and issued, and 330,830,781 shares authorized and issued, respectively	142	146
Accumulated earnings	12,372	12,832
Treasury shares, at cost, 8,271,688 and 12,749,540 shares, respectively	(1,085)	(1,681)
Accumulated other comprehensive loss	(80)	(495)
Total shareholders' equity	11,349	10,802
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$21,701	$20,782

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 30,	June 24,	June 30,	June 24,
	2023	2022	2023	2022

	(in millions)
Cash flows from operating activities:
Net income	$528	$594	$1,358	$1,720
Income from discontinued operations, net of income taxes	—	(2)	(7)	(1)
Income from continuing operations	528	592	1,351	1,719
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	200	205	594	597
Deferred income taxes	(51)	(60)	(121)	(18)
Non-cash lease cost	36	34	106	98
Provision for losses on accounts receivable and inventories	13	11	82	79
Share-based compensation expense	32	28	95	88
Impairment of held for sale businesses	—	—	67	—
Other	17	(23)	85	(19)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	22	(51)	(202)	(108)
Inventories	(50)	(28)	(323)	(439)
Prepaid expenses and other current assets	(5)	21	(30)	57
Accounts payable	(36)	(63)	68	(48)
Accrued and other current liabilities	69	(11)	(14)	(316)
Income taxes	16	26	51	53
Other	(12)	(102)	185	(219)
Net cash provided by operating activities	779	579	1,994	1,524
Cash flows from investing activities:
Capital expenditures	(166)	(205)	(538)	(556)
Proceeds from sale of property, plant, and equipment	1	35	3	98
Acquisition of businesses, net of cash acquired	—	(14)	(108)	(116)
Proceeds from divestiture of businesses, net of cash retained by businesses sold	(3)	—	48	16
Other	(1)	(1)	22	(10)
Net cash used in investing activities	(169)	(185)	(573)	(568)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	3	237	(82)	237
Proceeds from issuance of debt	—	—	499	588
Repayment of debt	—	—	(591)	(558)
Proceeds from exercise of share options	13	4	33	34
Repurchase of common shares	(208)	(378)	(674)	(1,086)
Payment of common share dividends to shareholders	(186)	(180)	(541)	(506)
Other	(2)	(1)	(30)	(39)
Net cash used in financing activities	(380)	(318)	(1,386)	(1,330)
Effect of currency translation on cash	(4)	(5)	8	(9)
Net increase (decrease) in cash, cash equivalents, and restricted cash	226	71	43	(383)
Cash, cash equivalents, and restricted cash at beginning of period	905	749	1,088	1,203
Cash, cash equivalents, and restricted cash at end of period	$1,131	$820	$1,131	$820

Supplemental cash flow information:
Interest paid on debt, net	$9	$10	$48	$39
Income taxes paid, net of refunds	131	149	354	326

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 30,	June 24,	June 30,	June 24,
	2023	2022	2023	2022

	(in millions)
Net cash provided by operating activities	$779	$579	$1,994	$1,524
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	—	14	—	(28)
Capital expenditures, net	(165)	(170)	(535)	(458)
Free cash flow (1)	$614	$423	$1,459	$1,038

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 30,		June 24,		June 30,		June 24,
	2023		2022		2023		2022

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,433		$2,300		$7,175		$6,772
Industrial Solutions	1,141		1,126		3,392		3,246
Communications Solutions	424		671		1,432		1,904
Total	$3,998		$4,097		$11,999		$11,922

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$425	17.5%	$383	16.7%	$1,040	14.5%	$1,187	17.5%
Industrial Solutions	150	13.1	165	14.7	440	13.0	430	13.2
Communications Solutions	55	13.0	171	25.5	189	13.2	479	25.2
Total	$630	15.8%	$719	17.5%	$1,669	13.9%	$2,096	17.6%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$452	18.6%	$397	17.3%	$1,221	17.0%	$1,211	17.9%
Industrial Solutions	180	15.8	186	16.5	529	15.6	501	15.4
Communications Solutions	60	14.2	178	26.5	228	15.9	497	26.1
Total	$692	17.3%	$761	18.6%	$1,978	16.5%	$2,209	18.5%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 30, 2023
	versus Net Sales for the Quarter Ended June 24, 2022
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions (3):
Automotive	$118	7.2%	$143	8.8%	$(25)	$—
Commercial transportation	3	0.8	9	2.1	(6)	—
Sensors	12	4.4	11	4.1	1	—
Total	133	5.8	163	7.1	(30)	—
Industrial Solutions (3):
Industrial equipment	(48)	(10.2)	(46)	(9.8)	(2)	—
Aerospace, defense, and marine	22	8.1	35	13.2	1	(14)
Energy	23	11.1	16	8.0	(3)	10
Medical	18	10.2	19	10.8	(1)	—
Total	15	1.3	24	2.2	(5)	(4)
Communications Solutions (3):
Data and devices	(173)	(40.7)	(174)	(41.2)	(4)	5
Appliances	(74)	(30.1)	(71)	(28.9)	(3)	—
Total	(247)	(36.8)	(245)	(36.7)	(7)	5
Total	$(99)	(2.4)%	$(58)	(1.4)%	$(42)	$1

	Change in Net Sales for the Nine Months Ended June 30, 2023
	versus Net Sales for the Nine Months Ended June 24, 2022
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions (3):
Automotive	$389	8.1%	$651	13.5%	$(262)	$—
Commercial transportation	(3)	(0.3)	42	3.6	(45)	—
Sensors	17	2.1	41	5.1	(24)	—
Total	403	6.0	734	10.8	(331)	—
Industrial Solutions (3):
Industrial equipment	(73)	(5.2)	(17)	(1.2)	(56)	—
Aerospace, defense, and marine	81	10.5	118	15.2	(17)	(20)
Energy	73	12.6	82	14.2	(24)	15
Medical	65	12.9	68	13.6	(3)	—
Total	146	4.5	251	7.7	(100)	(5)
Communications Solutions (3):
Data and devices	(304)	(25.9)	(294)	(25.1)	(28)	18
Appliances	(168)	(23.0)	(145)	(19.8)	(23)	—
Total	(472)	(24.8)	(439)	(23.1)	(51)	18
Total	$77	0.6%	$546	4.6%	$(482)	$13

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 30, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$425	$—	$27	$452
Industrial Solutions	150	8	22	180
Communications Solutions	55	1	4	60
Total	$630	$9	$53	$692

Operating margin	15.8%			17.3%

Other expense, net	$(4)	$—	$—	$(4)

Income tax expense	$(96)	$(2)	$(27)	$(125)

Effective tax rate	15.4%			18.2%

Income from continuing operations	$528	$7	$26	$561

Diluted earnings per share from continuing operations	$1.67	$0.02	$0.08	$1.77

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 24, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$383	$5	$9	$—	$397
Industrial Solutions	165	6	15	—	186
Communications Solutions	171	1	6	—	178
Total	$719	$12	$30	$—	$761

Operating margin	17.5%				18.6%

Other income, net	$4	$—	$—	$—	$4

Income tax expense	$(116)	$(3)	$(6)	$(21)	$(146)

Effective tax rate	16.4%				19.5%

Income from continuing operations	$592	$9	$24	$(21)	$604

Diluted earnings per share from continuing operations	$1.83	$0.03	$0.07	$(0.06)	$1.86

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $26 million recorded in net restructuring and other charges and $4 million recorded in cost of sales.
(3) Includes a $21 million income tax benefit related to the tax impacts of an intercompany transaction.
(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 30, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,040	$2	$179	$1,221
Industrial Solutions	440	21	68	529
Communications Solutions	189	3	36	228
Total	$1,669	$26	$283	$1,978

Operating margin	13.9%			16.5%

Other expense, net	$(13)	$—	$—	$(13)

Income tax expense	$(283)	$(5)	$(82)	$(370)

Effective tax rate	17.3%			19.0%

Income from continuing operations	$1,351	$21	$201	$1,573

Diluted earnings per share from continuing operations	$4.25	$0.07	$0.63	$4.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 24, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,187	$12	$12	$—	$1,211
Industrial Solutions	430	24	47	—	501
Communications Solutions	479	2	16	—	497
Total	$2,096	$38	$75	$—	$2,209

Operating margin	17.6%				18.5%

Other income, net	$24	$—	$—	$(11)	$13

Income tax expense	$(362)	$(8)	$(18)	$(18)	$(406)

Effective tax rate	17.4%				18.6%

Income from continuing operations	$1,719	$30	$57	$(29)	$1,777

Diluted earnings per share from continuing operations	$5.26	$0.09	$0.17	$(0.09)	$5.43

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $59 million recorded in net restructuring and other charges and $16 million recorded in cost of sales.

(3) Includes a $57 million income tax benefit related to the tax impacts of an intercompany transaction, $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower tax rate enacted in the canton of Schaffhausen, and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$347	$4	$56	$—	$407
Industrial Solutions	177	8	19	—	204
Communications Solutions	136	3	7	—	146
Total	$660	$15	$82	$—	$757

Operating margin	15.1%				17.4%

Other income, net	$4	$—	$—	$—	$4

Income tax (expense) benefit	$56	$(3)	$(16)	$(182)	$(145)

Effective tax rate	(8.6)%				19.4%

Income from continuing operations	$708	$12	$66	$(182)	$604

Diluted earnings per share from continuing operations	$2.21	$0.04	$0.21	$(0.57)	$1.88

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $67 million income tax benefit related to the tax impacts of certain intercompany transactions, a $64 million income tax benefit related primarily to a lapse of a statute of limitation, and a $51 million income tax benefit related to the release of a valuation allowance associated primarily with improved current and expected future operating profit and taxable income.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,534	$16	$68	$—	$1,618
Industrial Solutions	607	32	66	—	705
Communications Solutions	615	5	23	—	643
Total	$2,756	$53	$157	$—	$2,966

Operating margin	16.9%				18.2%

Other income, net	$28	$—	$—	$(11)	$17

Income tax expense	$(306)	$(11)	$(34)	$(200)	$(551)

Effective tax rate	11.2%				18.8%

Income from continuing operations	$2,427	$42	$123	$(211)	$2,381

Diluted earnings per share from continuing operations	$7.47	$0.13	$0.38	$(0.65)	$7.33

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $141 million recorded in net restructuring and other charges and $16 million recorded in cost of sales.

(3) Includes a $124 million income tax benefit related to the tax impacts of certain intercompany transactions, a $64 million income tax benefit related primarily to a lapse of a statute of limitation, and a $51 million income tax benefit related to the release of a valuation allowance associated primarily with improved current and expected future operating profit and taxable income. Also includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower corporate tax rate enacted in the canton of Schaffhausen and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 26, 2023

(UNAUDITED)

Outlook for
Quarter Ending
September 29,
2023
Diluted earnings per share from continuing operations	$1.63
Restructuring and other charges, net	0.10
Acquisition-related charges	0.02
Adjusted diluted earnings per share from continuing operations (1)	$1.75

(1) See description of non-GAAP financial measures.